UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                           FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) April 8, 2011


                          DIONICS, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 000-08161

Delaware                                                     11-2166744
(State or other jurisdiction                           (I.R.S. Employer
of incorporation)                                   Identification No.)



65 Rushmore Street
Westbury, New York                                                11590
(Address of principal                                        (Zip Code)
executive offices)


  Registrant's telephone number, including area code: (516) 997-7474

                         Not applicable
    (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     On April 8, 2011, Dionics, Inc. (the "Company") received a conversion notice from Bernard L. Kravitz ("Kravitz"), President of Dionics, Inc. (the "Company"), to convert the entire principal amount owing under a convertible promissory note held by Kravitz in the principal amount of $225,000 dated as of May 1, 2009, as amended on October 30, 2009 and June 7, 2010 (the "Note"). Pursuant to the terms of the Note which had a maturity date of May 1, 2012, the Note is convertible into shares of the Company's common stock at a conversion price of $0.09 per share if converted on or before April 30, 2011, and $0.19 per share if converted between May 1, 2011 and April 30, 2012. In accordance with the terms of the Note and receipt of the required conversion notice from Kravitz, the Note was converted into 2,500,000 shares of common stock of the Company to fully satisfy the principal amount owing thereunder.

     Prior thereto, and pursuant to an investment agreement executed on March 17, 2011, Kravitz made an equity investment of $50,000 in the Company in order to enhance the Company's cash position in exchange for which Kravitz received 1,000,000 shares of common stock of the Company.

     All of such shares were issued by the Company in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DIONICS, INC.
                                   (Registrant)


Dated:    April 12, 2011           By:  /s/ Bernard L. Kravitz
                                        ----------------------
                                   Name:    Bernard L. Kravitz
                                   Title:   President